UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 30, 2009

FORGEHOUSE, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-1144204	20-1904354
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4625 Alexander Drive, Suite 150
Alpharetta, Georgia, 30005
(Address of Principal Executive Offices)

(678) 495-3910
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jose M. Alonso has been appointed as the Company’s Board of Directors effective February 1, 2009. Mr. Alonso has served as the Company's COO since 2002. Prior to ForgeHouse, Inc. Mr. Alonso was Managing Director of GS Security Group, LLC, a security guard company based in Atlanta, Georgia. In this company he was in charge of all facets of field operations, account  management, quality and safety programs. Mr. Alonso holds a Bachelor of Science degree in Business Administration from Samford University.

 Jose M. Alonso (COO, Director) is John Britchford-Steel's (CEO, Director) son in law.

ITEM 8.01 Other Events.

We issued a press release on January 30, 2009, in which we announced the appointment of Mr. Alonso to our Board.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FORGEHOUSE, INC.

Date: January 30, 2009	By:	/s/ John Britchford-Steel
John Britchford-Steel
Chief Executive Officer